                  March 16, 2022    To Ryan Damon    Re : Amendment to the Executive Employment Agreement Effective as of August 1, 2018     Dear Ryan:   This letter amends the employment agreement between you and Criteo Corp, effective as of August  1, 2018  (the  “Agreement”),  to  clarify  certain  terms  relating  to  the  acceleration of  vesting upon  a  Change of Control followed by an Involuntary Termination and ensure consistent language across the  agreements with certain executive officers. Except as specifically set forth below, all provisions of the  Agreement will  remain  in  full  force  and  effect  and  all  capitalized  terms  used  herein  that  are  not  otherwise defined will have the meanings in the Agreement.  Section 8.3  in  the Agreement under  the header  “Acceleration of Vesting Based upon a Change  in  Control Followed Involuntary Termination” will be amended as follows:   Add the following language:  “(but, in such event, any unvested RSUs or PSUs will continue  to vest as if you remained employed with Company for up to twelve (12) months following  such Involuntary Termination)”  after:  “…which prohibit the acceleration or shortening of the minimum vesting period of  one year will continue to apply, such that no RSUs or PSUs granted within the one‐year  period prior to the Termination Date will vest hereunder”  and before “, and (y) any PSUs or RSUs that may become so vested …”    [Signature Page Follows]        DocuSign Envelope ID: E233F8F3-AA17-4F84-9DCF-2EB681625B0C

            I have read and accept this amendment to the Agreement:      By : _____________________ Date: _____________________          Ryan Damon    Acknowledged and Agreed  CRITEO CORP      By : _____________________ Date: _____________________          Megan Clarken    DocuSign Envelope ID: E233F8F3-AA17-4F84-9DCF-2EB681625B0C 2022-03-16 2022-03-17